Exhibit 5.1

THOMMESSEN	THOMMESSEN KREFTING GREVE LUND AS
Advokatfirma
Haakon Vlls gate 10
Postboks 1484 Vika, NO-0116 Oslo
Telefon +47 23 11 11 11
Telefaks +47 23 11 10 10
Fnr NO 957 423 248 MVA
www.thommessen.no
Oslo, Bergen, London
Statoil ASA
Forusbeen 50
N-4035 Stavanger
Norway

Our reference	1518289/1
Lawyer in charge	Kim Dobrowen	Oslo, 19 March 2007
Ladies and Gentlemen,
We are acting as Norwegian counsel to Statoil ASA (the “Company”) in connection with the merger (the “Merger”) of the Company with the oil and gas business and selected other activities of Norsk Hydro ASA described in the prospectus/circular forming part of Registration Statement on Form F-4 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission on or about March 20, 2007. The Registration Statement has been filed for the purpose of registering under the United States Securities Act of 1993 the new ordinary shares of the Company (in the form of ordinary shares or American Depositary Shares) (the “Shares”) to be issued to shareholders of Norsk Hydro ASA pursuant to the merger plan (the “Merger Plan”) between the Company and Norsk Hydro ASA approved by the board of directors of Norsk Hydro ASA and the Company on 12 March 2007 and 13 March 2007, respectively. We have examined such matters of fact and law as we have deemed necessary or advisable for the purpose of this opinion.
Based on the foregoing, we are of the opinion that Merger Plan Is in conformity with Norwegian law requirements, and that when the general meeting of each of the Company and Norsk Hydro ASA has approved the Merger Plan and the completion of the Merger has been registered with the Norwegian Register of Business Enterprises, the Shares will, insofar as Norwegian law is concerned, constitute validly issued and fully paid ordinary shares of the Company.
We express no opinion as to the laws of any jurisdiction other than the laws of the Kingdom of Norway.
We hereby consent to the use of our name under caption “Validity of Securities” in the prospectus/circular forming a part of the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this opinion.
Yours sincerely
Thommessen Krefting Greve Lund AS

/s/ Kim Dobrowen

Kim Dobrowen